Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of February 13, 2013, by and between LINDSAY CORPORATION, a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Revolving Credit Agreement between Borrower and Bank dated as of January 24, 2008 (the “Original Credit Agreement”). The Original Credit Agreement has been amended by the following:

(a) First Amendment to Revolving Credit Agreement dated January 23, 2010; and

(b) Second Amendment to Revolving Credit Agreement dated January 23, 2011.

Said Original Credit Agreement, as so amended, and as the same may be amended from time to time, is sometimes referred to herein as the “Credit Agreement.”

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. The following definitions set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“LIBOR Rate Margin” shall mean, from the date of this Amendment through the end of the current fiscal quarter (the “Initial Adjustment Date”), Ninety Hundredths Percent (0.90%). On the Initial Adjustment Date, and on the last day of each fiscal quarter thereafter, the LIBOR Rate Margin shall be adjusted quarterly based on the Consolidated Funded Debt to EBITDA of the Borrower, as of the then-most-recently completed fiscal quarter for which financial statements are to be delivered pursuant to Section 5.01(C) hereof, in accordance with the following grid:

Consolidated Funded Debt to EBITDA*	LIBOR Rate Margin
≤ 0.99x	0.90%
1.00x ≤ 1.74x	1.20%
1.75x ≤ 1.99x	1.50%
2.00x ≤ 2.24x	1.75%
≥ 2.25x	2.00%

*	Calculated on a four-quarter rolling basis as provided in Section 5.01(I)(iii).

“Termination Date” shall mean February 13, 2016.

2. This Amendment shall become effective when and only when the Bank shall have received all of the following, in each case in form and substance acceptable to the Bank: (a) counterparts of this Amendment duly executed by Borrower, and (b) such other documents or actions as the Bank may reasonably request.

3. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement, unless otherwise defined herein, shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

4. Borrower represents and warrants as follows:

(a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation shown above.

(b) The execution, delivery and performance by Borrower of this Amendment, the Credit Agreement, and the other Loan Documents, as amended hereby, are within Borrower's powers, have been duly authorized by all necessary action on the part of Borrower and its shareholders and/or directors, as applicable, and do not: (i) contravene Borrower's articles of incorporation or bylaws, or (ii) contravene any law or any contractual restriction binding on or affecting Borrower or its consolidated subsidiaries, or (iii) result in, or require, the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the properties of the Borrower or any of its consolidated subsidiaries (other than liens, security interests, charges or encumbrances in favor of the Bank under the Credit Agreement and other Loan Documents).

(c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of this Amendment or the Original Credit Agreement, as amended hereby, or other Loan Documents.

(d) This Amendment and the Original Credit Agreement, as amended hereby, and the other Loan Documents, constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

(e) There is no pending or threatened action or proceeding affecting Borrower before any court, governmental agency or arbitrator, which may materially adversely affect the authority of the Borrower to execute this Amendment or the financial condition or operations of Borrower or its ability to perform its obligations under the Original Credit Agreement, as amended hereby, and the other Loan Documents.

(f) Except to the extent otherwise provided in the Borrower’s Form 10-K for the period ended August 31, 2012, and more recently filed Form 10-Q for the period ended November 30, 2012, and any subsequent period (together, the “Most Recent Filing”), Borrower restates and affirms each and all of the representations of Borrower set forth in Article IV of the Original Credit Agreement. The information in the Most Recent Filing is, as of its date and as of the date of this Agreement, true and correct in all material respects and does not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(g) No event of default as described in Section 6.01 of the Original Credit Agreement has occurred and is continuing (without regard to notice or any applicable grace period, if any).

5. Upon the effectiveness of this Amendment pursuant to Section 3 hereof, each reference in the Original Credit Agreement to “this Agreement”, “hereunder” “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Bank under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

6. This Agreement may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

7. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Nebraska (without giving effect to conflicts of law principles).

8. This Amendment and the Credit Agreement and other Loan Documents represents the final agreement between Bank and Borrower as to the subject matter thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW. TO PROTECT THE PARTIES FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

LINDSAY CORPORATION		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Mark A. Roth	By:	Michael H. Wheeler
	Title: Vice President – Corporate Development and Treasurer		Title: Vice President